Exhibit 99

VIACOM REPORTS RESULTS FOR SECOND QUARTER 2013

•	Media Networks Revenues Increase 2% to $2.23 Billion, Driven by Higher Advertising, Affiliate and Ancillary Revenues

•	Operating Income of $847 Million, Adjusted Diluted EPS of $0.96

•	Stock Repurchase Program and Dividend Returned $1.7 Billion to Shareholders in the First Half of the Fiscal Year

Fiscal Year 2013 Results

	Quarter Ended		B/(W)	Six Months Ended		B/(W)
	March 31,			March 31,
			2013 vs.			2013 vs.
(in millions, except per share amounts)	2013	2012	2012	2013	2012	2012

Revenues	$3,135	$3,331	(6)%	$6,449	$7,283	(11)%
Operating income	847	932	(9)	1,644	1,948	(16)
Net earnings from continuing operations attributable to Viacom	481	588	(18)	954	1,179	(19)
Adjusted net earnings from continuing operations attributable to Viacom*	481	535	(10)	942	1,126	(16)
Diluted EPS from continuing operations	0.96	1.08	(11)	1.89	2.14	(12)
Adjusted diluted EPS from continuing operations*	$0.96	$0.98	(2)%	$1.87	$2.04	(8)%
* Adjusted measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

New York, N.Y., May 1, 2013 – Viacom Inc. (NASDAQ: VIAB, VIA) today reported financial results for the fiscal second quarter, which ended March 31, 2013. Revenues decreased 6% to $3.14 billion, primarily due to lower Filmed Entertainment revenues and partially offset by an increase in Media Networks revenues as advertising revenue increased over the prior year. Operating income declined 9% to $847 million, reflecting lower Filmed Entertainment results and an increase in Media Networks programming investment expense, partially offset by the increase in advertising and affiliate revenues. Adjusted net earnings from continuing operations attributable to Viacom were $481 million, and adjusted diluted earnings per share from continuing operations were $0.96 per diluted share.

Sumner M. Redstone, Executive Chairman of Viacom, said, “Viacom continues to build momentum by developing unparalleled entertainment content for audiences throughout the world. I am fully confident that our proven executive team will deliver even greater success, by driving Viacom’s vibrant businesses and returning outstanding value for shareholders.”

Philippe Dauman, President and Chief Executive Officer of Viacom, said, “Viacom’s ongoing strategy of focused investment in creative content and broad multiplatform distribution of our brands accelerated improvement in our business in the quarter. Viacom’s media networks are continuing to develop innovative new original programming for all of our audiences, and building unique experiences for our established brands that move beyond the television screen. As a result, ratings are up at several networks, and advertising revenues have returned to year-over-year growth, up two percent, with eight points of sequential improvement over the December quarter. Paramount is also executing on its strategic plan, and successfully positioned G.I. Joe: Retaliation, Hansel and Gretel: Witch Hunters and Pain & Gain for global success, and the year ahead remains strong, with audiences eagerly awaiting our upcoming tentpole releases - Star Trek Into Darkness and World War Z.”

Revenues

	Quarter Ended		B/(W)	Six Months Ended		B/(W)
	March 31,			March 31,
			2013 vs.			2013 vs.
(in millions)	2013	2012	2012	2013	2012	2012

Media Networks	$2,233	$2,190	2%	$4,627	$4,638	-
Filmed Entertainment	941	1,169	(20)	1,916	2,727	(30)%
Eliminations	(39)	(28)	NM	(94)	(82)	NM

Total revenues	$3,135	$3,331	(6)%	$6,449	$7,283	(11)%

NM - Not Meaningful

Quarterly revenues of $3.14 billion represented a 6% decline from the prior year. Media Networks revenues rose 2% to $2.23 billion, due to an increase in advertising, affiliate and ancillary revenues. Domestic and worldwide advertising revenues both increased 2%, benefitting from recent improvements in ratings at select networks. Domestic affiliate revenues increased 3%. Excluding the impact of digital distribution arrangements, which are affected by the timing of available programming, the domestic affiliate revenue growth rate was in the low-double digits. Worldwide affiliate revenues increased 2%.

Filmed Entertainment revenues declined 20% to $941 million. Worldwide theatrical revenues decreased 15% from the prior year, principally reflecting lower carryover revenues in the quarter compared to carryover contributions from Mission Impossible – Ghost Protocol in the fiscal second quarter of 2012. Revenues from current quarter releases Hansel and Gretel: Witch Hunters and G.I. Joe: Retaliation were higher than revenues from titles released in the prior year quarter. Worldwide home entertainment revenues declined 38%, due to the number and mix of titles released, and lower carryover and catalog revenues.

Operating Income (Loss)

	Quarter Ended		B/(W)	Six Months Ended		B/(W)
	March 31,			March 31,
			2013 vs.			2013 vs.
(in millions)	2013	2012	2012	2013	2012	2012

Media Networks	$873	$893	(2)%	$1,903	$2,022	(6)%
Filmed Entertainment	65	115	(43)	(74)	84	NM
Corporate expenses	(57)	(48)	(19)	(117)	(101)	(16)
Equity-based compensation	(29)	(28)	(4)	(60)	(57)	(5)
Eliminations	(5)	-	NM	(8)	-	NM

Operating income	$847	$932	(9)%	$1,644	$1,948	(16)%

NM - Not Meaningful

Quarterly operating income decreased 9% to $847 million in the quarter, reflecting lower home entertainment and theatrical revenues and increased Media Networks programming expenses, partially offset by higher Media Networks revenues.

Quarterly adjusted net earnings from continuing operations attributable to Viacom were $481 million, a decline of 10%, principally driven by the decline in operating income. Adjusted diluted earnings per share from continuing operations for the quarter were $0.96, a 2% decline from the prior year’s comparable quarter.

Stock Repurchase Program

For the quarter ended March 31, 2013, Viacom repurchased 11.7 million shares under its stock repurchase program, for an aggregate purchase price of $700 million. As of March 31, 2013, Viacom had 487 million shares of common stock outstanding. As of April 30, 2013, Viacom had $3.13 billion remaining in its $10 billion stock repurchase program.

Debt

At March 31, 2013, total debt outstanding, including capital lease obligations, was $8.93 billion, compared with $8.15 billion at September 30, 2012. The Company’s cash balances were $1.26 billion at March 31, 2013, an increase from $848 million at September 30, 2012.

About Viacom

Viacom is home to the world’s premier entertainment brands that connect with audiences through compelling content across television, motion picture, online and mobile platforms in over 160 countries and territories. With media networks reaching approximately 700 million global subscribers, Viacom’s leading brands include MTV, VH1, CMT, Logo, BET, CENTRIC, Nickelodeon, Nick Jr., TeenNick, Nicktoons, Nick at Nite, COMEDY CENTRAL, TV Land, SPIKE, Tr3s, Paramount Channel and VIVA. Paramount Pictures, America’s oldest film studio and creator of many of the most beloved motion pictures, continues today as a major global producer and distributor of filmed entertainment. Viacom operates a large portfolio of branded digital media experiences, including many of the world’s most popular properties for entertainment, community and casual online gaming.

For more information about Viacom and its businesses, visit www.viacom.com. Keep up with Viacom news by following Viacom’s blog at blog.viacom.com and Twitter feed at www.twitter.com/Viacom.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect the Company’s current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the public acceptance of the Company’s programs, motion pictures and other entertainment content on the various platforms on which they are distributed; technological developments and their effect in the Company’s markets and on consumer behavior; competition for audiences and distribution; the impact of piracy; economic conditions generally, and in advertising and retail markets in particular; fluctuations in the Company’s results due to the timing, mix and availability of the Company’s motion pictures and other programming; changes in the Federal communications laws and regulations; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission, including but not limited to its 2012 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on the Company’s website at http://www.viacom.com.

Contacts
Press:	Investors:
Jeremy Zweig	James Bombassei
Vice President, Corporate Communications	Senior Vice President, Investor Relations
(212) 846-7503	(212) 258-6377
jeremy.zweig@viacom.com Mark Jafar Vice President, Corporate Communications (212) 846-8961 mark.jafar@viacom.com	james.bombassei@viacom.com Pamela Yi Director, Investor Relations (212) 846-7581 pamela.yi@viacom.com

VIACOM INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
(in millions, except per share amounts)	2013	2012	2013	2012

Revenues	$3,135	$3,331	$6,449	$7,283
Expenses:
Operating	1,539	1,645	3,302	3,830
Selling, general and administrative	689	695	1,386	1,384
Depreciation and amortization	60	59	117	121

Total expenses	2,288	2,399	4,805	5,335
Operating income	847	932	1,644	1,948
Interest expense, net	(110)	(103)	(220)	(208)
Equity in net earnings of investee companies	16	5	40	15
Loss on extinguishment of debt	-	(21)	-	(21)
Other items, net	(6)	(1)	1	(5)

Earnings from continuing operations before provision for income taxes	747	812	1,465	1,729
Provision for income taxes	(258)	(213)	(494)	(529)

Net earnings from continuing operations	489	599	971	1,200
Discontinued operations, net of tax	(3)	(3)	(6)	(382)

Net earnings (Viacom and noncontrolling interests)	486	596	965	818

Net earnings attributable to noncontrolling interests	(8)	(11)	(17)	(21)

Net earnings attributable to Viacom	$478	$585	$948	$797

Amounts attributable to Viacom:
Net earnings from continuing operations	$481	$588	$954	$1,179
Discontinued operations, net of tax	(3)	(3)	(6)	(382)

Net earnings attributable to Viacom	$478	$585	$948	$797

Basic earnings per share attributable to Viacom:
Continuing operations	$0.98	$1.09	$1.92	$2.17
Discontinued operations	(0.01)	-	(0.01)	(0.71)

Net earnings	$0.97	$1.09	$1.91	$1.46

Diluted earnings per share attributable to Viacom:
Continuing operations	$0.96	$1.08	$1.89	$2.14
Discontinued operations	-	(0.01)	(0.01)	(0.69)

Net earnings	$0.96	$1.07	$1.88	$1.45

Weighted average number of common shares outstanding:
Basic	492.0	537.5	496.8	544.1
Diluted	500.3	544.4	504.7	550.8
Dividends declared per share of Class A and Class B common stock	$0.275	$0.25	$0.55	$0.50

VIACOM INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2013	2012
(in millions, except par value)	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$1,260	$848
Receivables, net	2,545	2,533
Inventory, net	755	832
Deferred tax assets, net	47	68
Prepaid and other assets	687	572

Total current assets	5,294	4,853
Property and equipment, net	1,023	1,068
Inventory, net	4,033	4,205
Goodwill	11,048	11,045
Intangibles, net	305	328
Other assets	735	751

Total assets	$22,438	$22,250

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$220	$255
Accrued expenses	855	943
Participants’ share and residuals	839	989
Program rights obligations	589	569
Deferred revenue	248	230
Current portion of debt	18	18
Other liabilities	761	826

Total current liabilities	3,530	3,830

Noncurrent portion of debt	8,915	8,131
Participants’ share and residuals	540	533
Program rights obligations	516	642
Deferred tax liabilities, net	465	5
Other liabilities	1,430	1,491
Redeemable noncontrolling interest	165	179
Commitments and contingencies
Viacom stockholders’ equity:
Class A Common stock, par value $0.001, 375.0 authorized; 51.1 and 51.1 outstanding, respectively	-	-
Class B Common stock, par value $0.001, 5,000.0 authorized; 435.6 and 455.9 outstanding, respectively	-	1
Additional paid-in capital	9,127	8,916
Treasury stock, 292.1 and 267.1 common shares held in treasury, respectively	(12,425)	(11,025)
Retained earnings	10,488	9,820
Accumulated other comprehensive loss	(301)	(264)

Total Viacom stockholders’ equity	6,889	7,448
Noncontrolling interests	(12)	(9)

Total equity	6,877	7,439

Total liabilities and equity	$22,438	$22,250

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile our results for the six months ended March 31, 2013 and the quarter and six months ended March 31, 2012 to adjusted results that exclude the impact of certain items identified as affecting comparability (“Factors Affecting Comparability”), including the extinguishment of debt and discrete tax benefits. We use consolidated adjusted operating income, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted earnings per share (“EPS”) from continuing operations, as applicable, among other measures, to evaluate our actual operating performance and for planning and forecasting of future periods. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare Viacom’s results with those of other companies and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), they should not be considered in isolation of, or as a substitute for, operating income, net earnings from continuing operations attributable to Viacom and diluted EPS as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies. There were no adjustments to our results for the quarter ended March 31, 2013.

(in millions, except per share amounts)
	Six Months Ended March 31, 2013
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations

Reported results	$1,644	$1,465	$954	$1.89
Factors Affecting Comparability:
Discrete tax benefits(2)	-	-	(12)	(0.02)

Adjusted results	$1,644	$1,465	$942	$1.87

	Quarter Ended March 31, 2012
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(3)	Diluted EPS from Continuing Operations

Reported results	$932	$812	$588	$1.08
Factors Affecting Comparability:
Extinguishment of debt(4)	-	21	13	0.02
Discrete tax benefits(2)	-	-	(66)	(0.12)

Adjusted results	$932	$833	$535	$0.98

	Six Months Ended March 31, 2012
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations Attributable to Viacom(3)	Diluted EPS from Continuing Operations

Reported results	$1,948	$1,729	$1,179	$2.14
Factors Affecting Comparability:
Extinguishment of debt (4)	-	21	13	0.02
Discrete tax benefits(2)	-	-	(66)	(0.12)

Adjusted results	$1,948	$1,750	$1,126	$2.04

(1)	Pre-tax earnings from continuing operations represent earnings before provision for income taxes.
(2)	Adjusted results for the six months ended March 31, 2013 exclude $12 million of discrete tax benefits, principally reflecting the release of tax reserves with respect to certain effectively settled tax positions. Adjusted results for the quarter and six months ended March 31, 2012 exclude $66 million of discrete tax benefits principally related to certain operating and capital loss carryforwards.
(3)	The tax impact has been calculated using the rates applicable to the adjustments presented.
(4)	Adjusted results for the quarter and six months ended March 31, 2012 exclude a pre-tax debt extinguishment loss of $21 million on the redemption of all $750 million of our outstanding 6.850% Senior Notes due 2055.